UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 9, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.        Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Construction Program - Nuclear Construction” of The Southern Company (“Southern Company”) in Item 7 and Note 3 to the financial statements of Southern Company under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” in Item 8 of Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Construction Program - Nuclear Construction” of Southern Company and Note (B) to the Condensed Financial Statements under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” in Southern Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017(the “Form 10-Q”) for additional information regarding (1) the two new nuclear generating units under construction at Plant Vogtle (“Plant Vogtle Units 3 and 4”), including the agreement among Georgia Power Company (“Georgia Power”), acting for itself and as agent for Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the “Vogtle Owners”), and a consortium consisting of Westinghouse Electric Company LLC (“Westinghouse”) and WECTEC Global Project Services Inc. (“WECTEC” and, together with Westinghouse, the “Contractor”), under which the Contractor agreed to design, engineer, procure, construct, and test two AP1000 nuclear generating units and related facilities at Plant Vogtle (the “Vogtle 3 and 4 Agreement”); (2) the filing, by each of Westinghouse and WECTEC, for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code; (3) Georgia Power’s entry into an Interim Assessment Agreement (the “Interim Assessment Agreement”), on behalf of itself and as agent for the other Vogtle Owners, with the Contractor and WECTEC Staffing Services LLC (“WECTEC Staffing”); (4) the guarantee by Toshiba Corporation (“Toshiba”) of certain obligations of the Contractor under the Vogtle 3 and 4 Agreement (the “Toshiba Guarantee”); (5) the $920 million of letters of credit from financial institutions delivered to the Vogtle Owners by Westinghouse (the “Letters of Credit”) to secure a portion of the Contractor’s potential obligations under the Vogtle 3 and 4 Agreement; and (6) Toshiba’s financial situation, including its announcement that further substantial charges may be required in the quarter ended March 31, 2017 in connection with the bankruptcy filing of Westinghouse and WECTEC and that material events and conditions raise substantial doubt about Toshiba’s ability to continue as a going concern.
On June 9, 2017, Georgia Power and the other Vogtle Owners and Toshiba entered into a settlement agreement regarding the Toshiba Guarantee (the “Guarantee Settlement Agreement”). Pursuant to the Guarantee Settlement Agreement, Toshiba has acknowledged the amount of its obligation under the Toshiba Guarantee is $3.68 billion (the “Guarantee Obligations”) and that the Guarantee Obligations exist regardless of whether Plant Vogtle Units 3 and 4 are completed. The Guarantee Settlement Agreement also provides for a schedule of payments for the Guarantee Obligations, beginning in October 2017 and continuing through January 2021. In the event Toshiba receives certain payments, including sale proceeds, from or related to Westinghouse (or its subsidiaries) or Toshiba Nuclear Energy Holdings (UK) Limited (or its subsidiaries) it will hold a portion of such payments in trust for the Vogtle Owners and promptly pay them over as offsets against any remaining Guarantee Obligations. Under the Guarantee Settlement Agreement, the Vogtle Owners will forbear from exercising remedies in respect of the Toshiba Guarantee, including drawing on the Letters of Credit, until June 30, 2020, unless, among other items, certain events of nonpayment, insolvency, or other material breach of the Guarantee Settlement Agreement by Toshiba occur. If such an event occurs, the balance of the Guarantee Obligations will become immediately due and payable, and the Vogtle Owners may exercise any and all rights and remedies, including drawing on the Letters of Credit without restriction. In addition, the Guarantee Settlement Agreement does not restrict the Vogtle Owners from fully drawing on the Letters of Credit in the event they are not renewed or replaced prior to the expiration date.
On June 9, 2017, Georgia Power (for itself and as agent for the other Vogtle Owners) and the Contractor entered into a services agreement (the “Services Agreement”) for the Contractor to transition construction management of Plant Vogtle Units 3 and 4 to Southern Nuclear Operating Company, Inc. (“SNC”) and to provide ongoing design, engineering, and procurement services to SNC. The Services Agreement provides that the Contractor will generally be compensated on a time and materials basis for services rendered. The Services Agreement will become effective upon satisfaction of the following conditions: (i) approval by the Westinghouse and WECTEC boards of directors; (ii) approval by the debtor-in-possession lender and the bankruptcy court in the Contractor’s bankruptcy proceeding; (iii) rejection of the Vogtle 3 and 4 Agreement by the Contractor in its bankruptcy proceeding, and approval by the bankruptcy court of the rejection; and (iv) approval by the U.S. Department of Energy (together, the “Services Agreement Conditions”) and will continue until the start-up and testing of Plant Vogtle Units 3 and 4 is complete and electricity is generated and sold from both units. The Services Agreement is terminable by the Vogtle Owners upon 30 days’ written notice.
On June 9, 2017, Georgia Power (for itself and as agent for the other Vogtle Owners), the Contractor, and WECTEC Staffing entered into a fifth amendment to the Interim Assessment

Agreement solely to extend the term of the Interim Assessment Agreement through the earlier of (i) June 22, 2017 and (ii) termination of the Interim Assessment Agreement by any party upon five business days’ notice. The other terms of the Interim Assessment Agreement remain unchanged. The extension of the term of the Interim Assessment Agreement is intended to provide time for the parties to work to satisfy the Services Agreement Conditions.
Georgia Power and the other Vogtle Owners are continuing to conduct a comprehensive schedule and cost-to-complete assessment, as well as a cancellation cost assessment, to determine the impact of the Contractor’s bankruptcy filing on the construction cost and schedule for Plant Vogtle Units 3 and 4. Georgia Power will also continue working with the Georgia Public Service Commission and the other Vogtle Owners to determine future actions related to Plant Vogtle Units 3 and 4, including, but not limited to, the status of construction and the recovery of Georgia Power’s related construction work in progress balance, which totaled approximately $4.3 billion as of May 31, 2017.
The ultimate outcome of these matters cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning satisfaction of the Services Agreement Conditions and other future actions related to Plant Vogtle Units 3 and 4. Southern Company cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K, the Form 10-Q, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the results of the Contractor’s bankruptcy filing, including the effect on the engineering, procurement and construction agreement for Plant Vogtle Units 3 and 4, the construction of Plant Vogtle Units 3 and 4, and the U.S. Department of Energy loan guarantees; any inability or other failure by Toshiba Corporation to perform its obligations under the Toshiba Guarantee; state and federal rate regulations and the impact of pending and future rate cases and negotiations; the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; effects of inflation; the ability to control costs and avoid cost overruns during the development, construction and operation of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed; the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia Public Service Commission approvals and Nuclear Regulatory Commission actions; interest rate fluctuations and financial market conditions and the results of financing efforts; changes in Southern Company’s or Georgia Power’s credit ratings, including impacts on interest rates, access to capital markets, and collateral requirements; the impacts of any sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on foreign currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the benefits of U.S. Department of Energy loan guarantees; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2017	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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